EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011 relating to the consolidated financial statements of Westbridge Research Group as of and for the years ended November 30, 2010 and 2009, which is incorporated by reference in such Registration Statement.

San Diego, California July 1, 2011	/s/ PKF PKF Certified Public Accountants A Professional Corporation